Exhibit 10.25

TEMPORARY FORBEARANCE AGREEMENT

THIS TEMPORARY FORBEARANCE AGREEMENT (this "AGREEMENT"), dated as of October 31, 2007 is among Accountabilities, Inc. (the “Company”) and NGA, Inc. (the “Holder”). Capitalized terms not otherwise defined herein shall have the meanings specified in the Notes (as defined below).

WHEREAS, on April 1, 2006, the Company issued an aggregate of $280,000 principal amount of Convertible Promissory Note due April 1, 2007 (collectively, as amended from time to time, the "Notes") to the Holder;

WHEREAS, the Company has requested, and the Holder has agreed, subject to the terms and conditions set forth in this Agreement, for the period commencing on October 31, 2007 and ending on the earlier of October 31, 2008 (the "PAYMENT DATE") or a Restructuring (as defined in Section 3) (the "WAIVER PERIOD"), (i) to waive any Default or Event of Default existing solely as a result of the failure of the Company to pay to such Holder any amounts due to such Holder in accordance with the Notes, and (ii) that it shall refrain from exercising its rights and remedies against the Company in connection with the Company's failure to pay such amounts.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1.           INTEREST DURING WAIVER PERIOD: The Company acknowledges that interest shall accrue at the rate of 18% per annum with respect to the Notes from the date each such payment is due pursuant to the Notes until all such amounts are paid in full.

2.           STANDSTILL. Holder hereby agrees that during the Waiver Period it will not exercise any remedy under the Notes, at law or in equity, which it hereafter may have in respect of any Default or Event of Default resulting solely from the failure of the Company to pay to such Holder any amounts due under the Note.

3.           RESTRUCTURING. Both the Company and the Holder agree to use best efforts to amend the notes for revised principal payment and interest terms mutually acceptable to both parties, as soon as practicable before the Payment Date (the “Restructuring”).

4.           ABSENCE OF WAIVER. The parties hereto agree that, except to the extent expressly set forth herein, nothing contained herein shall be deemed to:

(a) be a consent to, or waiver of, any Default or Event of Default; or

(b) prejudice any right or remedy which any of the Holder may now have or may in the future have under the Notes or otherwise, including, without limitation, any right or remedy resulting from any Default or Event of Default.

5.           REPRESENTATIONS. Each party hereto hereby represents and warrants to the other parties that:

(a) if such party is a corporation or partnership, as applicable, duly organized, validly existing, and in good standing under the laws of the state of its incorporation or formation, as applicable;

(b) the execution, delivery and performance of this Agreement by such party is within its corporate or trust powers, as applicable, has been duly authorized by all necessary corporate or trust action, as applicable, has received all necessary consents and approvals (if any shall be required), and does not and will not contravene or conflict with any provisions of law or of the charter or by-laws, or trust agreement, as applicable, of such party or of any material agreement binding upon such party or its property; and

(c) this Agreement will be a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

6.           CONTINUING EFFECT, ETC. Except as expressly provided herein, the Company hereby agrees that the Notes shall continue unchanged and in full force and effect, and all rights, powers and remedies of the Holder thereunder and under applicable law are hereby expressly reserved.  The Company also hereby agrees that it will apply, to the maximum extent possible, any net proceeds of greater than $1,500,000 from any public or private offering by the Company in excess of the amounts invested in the public or private offering by the Holder to pay to the Holder any amounts due under the terms of the Note.

7.           MISCELLANEOUS.

(a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c) This Agreement shall be a contract made under and governed by the laws of the State of New Jersey.

(d) All obligations of the Company and rights of the Holder expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e) This Agreement shall be binding upon the Company, the Holder and their respective successors and assigns, and shall inure to the benefit of the Company, the Holder and their respective successors and assigns.

(f) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

8.           WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Accountabilities, Inc.

By:  /s/ Allan Hartley
Name:  Allan Hartley
Title:  President

___________________________

NGA, Inc.

By:  /s/ Norman Goldstein
Name:  Norman Goldstein
Title:  President